Exhibit 10.6

Execution Version

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into as a deed on                 , 20     by and between Zapp Electric Vehicles Group Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and                     , [a member of the Board of Directors/an officer] of the Company (“Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering indemnification and advancement.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Memorandum and Articles of Association of the Company (as may be amended, supplemented and restated from time to time, the “Charter”) require indemnification of the officers and directors of the Company. The Companies Act (as amended) and the Charter do not provide that the indemnification provisions set forth therein are exclusive, and do not restrict or prohibit contracts to be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons (other than by reason of such person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction) to the fullest extent permitted by applicable law and the Charter so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and any resolutions adopted pursuant thereto, and is not a substitute therefor, nor diminishes or abrogates any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Charter and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.    Services to the Company. Indemnitee agrees to serve as [a/an] [director/officer] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 2.    Definitions. As used in this Agreement:

(a)    “Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(b)    A “Change in Control” occurs upon the earliest to occur after the date of this Agreement of any of the following events:

i.    Acquisition of Shares by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding shares unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares entitled to vote generally in the election of directors;

ii.    Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.    Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body (or otherwise direct the management and policies) of such surviving entity;

iv.    Commencement of Winding Up and Liquidation. The approval by the shareholders of the Company of the commencement of winding up and a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v.    Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

vi.    For purposes of this Section 2(b), the following terms have the following meanings:

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity.

(c)     “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary, or Agent of the Company or an Enterprise.

(d)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)    “Enterprise” means any other company, corporation, limited liability company, partnership, exempted limited partnership, foreign partnership, limited partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.

(f)    “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 14(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)    “Independent Counsel” means a law firm, or a member of a law firm, selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)    The term “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, audit, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Proceeding includes one pending on or before the date of this Agreement. A Proceeding also includes a situation the Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

(i)    The phrase “to the fullest extent permitted by applicable law and the Charter” shall include, but not be limited to: (i) to the fullest extent authorized or permitted by the provision of applicable Cayman Islands law that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of applicable Cayman Islands law, and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of applicable Cayman Islands law adopted after the date of this Agreement that increase the extent to which a company or corporation may indemnify its officers and directors.

Section 3.    Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee, other than by reason of Indemnitee’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law and the Charter against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 4.    Indemnity in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee, other than by reason of Indemnitee’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law and the Charter against all Expenses actually incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee honestly believed to be in the best interests of the Company. The Company will not indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, any court or tribunal in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the fullest extent permitted by applicable law and the Charter, and without limiting Sections 3 and 4, the Company will indemnify Indemnitee against all Expenses actually incurred by Indemnitee, other than by reason of Indemnitee’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in connection with any Proceeding the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law and the Charter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

Section 6.    Indemnification For Expenses of a Witness. To the fullest extent permitted by applicable law and the Charter, the Company will indemnify Indemnitee against all Expenses actually incurred by Indemnitee or on Indemnitee’s behalf, other than by reason of Indemnitee’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate.

Section 7.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled, other than by reason of Indemnitee’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

Section 8.    Additional Indemnification. Notwithstanding any limitation in Sections 3, 4, or 5, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law and the Charter, other than by reason of Indemnitee’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitations that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 13 and 14 hereof) to be unlawful under applicable law or not permitted by the Charter.

Section 9.    Exclusions. Notwithstanding any provision in this Agreement, the Company is not obligated under this Agreement to make any indemnification payment to Indemnitee in connection with any Proceeding:

(a)    for which (and solely to the extent that) payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 15(b) and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)    for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)    initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement, of Expenses, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 14 of this Agreement, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law and the Charter.

Section 10.    Advances of Expenses.

(a)    The Company will advance, to the extent not prohibited by law and the Charter, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or any Proceeding (or any part of any Proceeding) initiated by Indemnitee if (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to obtain indemnification or advancement of Expenses from the Company or Enterprise, including a proceeding initiated pursuant to Section 14 or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation. The Company will advance the Expenses within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.

(b)    Advances will be unsecured and interest free. Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement or the Charter; thus Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company. No other form of undertaking is required other than the execution of this Agreement. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 11.    Procedure for Notification of Claim for Indemnification or Advancement.

(a)    Indemnitee will notify the Company in writing (i) of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder; or (ii) upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company will, promptly upon receipt of such a request for indemnification or advancement, advise the Board in writing that Indemnitee has requested indemnification or advancement.

(b)    The Company will be entitled to participate in the Proceeding at its own expense.

Section 12.    Procedure Upon Application for Indemnification.

(a)    Unless a Change of Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made:

i.    by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

ii.    by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

iii.     if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel; or

iv.    if so directed by the Board, by the shareholders of the Company.

(b)    If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board).

(c)     The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 12 will provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the applicable court or tribunal has determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to has not been resolved, either the Company or Indemnitee may petition the Singapore International Arbitration Centre for the appointment as Independent Counsel of a person selected by such court or tribunal or by such other person as such court or tribunal designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)    Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e)    If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within thirty (30) days after such determination.

Section 13.    Presumptions and Effect of Certain Proceedings.

(a)    In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination will, to the fullest extent not prohibited by law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company will, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)    If the determination of the Indemnitee’s entitlement to indemnification has not been made pursuant to Section 12 within thirty (30) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 11(a) and (ii) the final disposition of the Proceeding for which Indemnitee requested Indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law or the Charter. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period may be extended an additional fifteen (15) days if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 12(a)(iv) of this Agreement.

(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)    For purposes of any determination of good faith and subject to applicable law, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, officers or employees of the Company, its subsidiaries, or an Enterprise in the course of their duties, or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or on information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise.    The provisions of this Section 13(d) are not exclusive and does not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)    The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

Section 14.    Remedies of Indemnitee.

(a)    Indemnitee may commence Proceedings against the Company to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 10 of this Agreement, (iii) the determination of entitlement to indemnification is not made pursuant to Section 12 of this Agreement within the Determination Period, (iv) the Company does not indemnify Indemnitee pursuant to Section 5 or 6 or the second to last sentence of Section 12(d) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Section 3, 4, 7, or 8 of this Agreement within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. Alternatively, Indemnitee, at Indemnitee’s option, or the Company, at the Company’s option, may seek an award in arbitration in accordance with Section 25. Indemnitee must commence such Proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause does not apply in respect of a Proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement. Neither the Company or Indemnitee will oppose the other’s right to seek any such adjudication or award in arbitration.

(b)    If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 will be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and will not introduce evidence of the determination made pursuant to Section 12 of this Agreement.

(c)    If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law or the Charter.

(d)    The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)    It is the intent of the Company that, to the fullest extent permitted by applicable law and the Charter, the Indemnitee will not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company, to the fullest extent permitted by applicable law and the Charter, will (within thirty (30) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee or on Indemnitee’s behalf in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and will indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such action were made in bad faith or were frivolous or are prohibited by law or the Charter.

Section 15.    Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)    The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, any agreement, a vote of shareholders or a resolution of directors, or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s

Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement. To the extent that a change in Cayman Islands law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b)    The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more other Persons with whom or which Indemnitee may be associated. The relationship between the Company and such other Persons, other than an Enterprise, with respect to the Indemnitee’s rights to indemnification, advancement of Expenses, and insurance is described by this subsection, subject to the provisions of subsection (d) of this Section 15 with respect to a Proceeding concerning Indemnitee’s Corporate Status with an Enterprise.

i.    The Company hereby acknowledges and agrees:

1)    the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding;

2)     the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise;

3)    any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any Proceeding are secondary to the obligations of the Company’s obligations;

4)    the Company will indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person; and

ii.    the Company irrevocably waives, relinquishes and releases (A) any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement and (B) any right to participate in any claim or remedy of Indemnitee against any Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

iii.    In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement. In no event will payment by any other Person with whom or which Indemnitee may be associated or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance of Expenses to any other Person with whom or which Indemnitee may be associated.

iv.    Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(c)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required.

(d)    The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(e)    In the event of any payment made by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or insurance carrier. Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 16.    Duration of Agreement. This Agreement continues until and terminates upon the later of: (a) ten (10) years after the date that Indemnitee ceases to have a Corporate Status or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 17.    Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and remain enforceable to the fullest extent permitted by applicable law and the Charter; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

Section 18.    Interpretation. Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by law. The Company and Indemnitee intend that this Agreement provide to the fullest extent permitted by law for indemnification and advancement in excess of that expressly provided, without limitation, by the Charter, vote of the Company shareholders or disinterested directors, or applicable law.

Section 19.    Enforcement.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a [director or officer] of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a [director or officer] of the Company.

(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter and applicable law, and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 20.    Modification and Waiver. No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or constitutes a waiver of any other provisions of this Agreement nor will any waiver constitute a continuing waiver.

Section 21.    Defense of Claim.

(a)    The Company shall be entitled to participate in the defense of any claim relating to an indemnifiable event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that, if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such claim (including any impleaded parties) include the Company or any subsidiary of the Company, on the one hand, and Indemnitee, on the other hand, and Indemnitee concludes, after consultation with counsel selected by Indemnitee, that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or any subsidiary of the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm, plus, if applicable, local counsel in respect of any particular claim) at the Company’s expense. Notwithstanding any other provision of this Agreement, the Company shall not, without the prior written consent of Indemnitee, settle any threatened or pending indemnifiable claim which the Indemnitee is or could have been a party to unless such settlement solely involves the payment of money and includes a full and final release of the Indemnitee from all claims that are the subject matter of such indemnifiable claim. The Indemnitee shall not, without the prior written consent of the Company, settle any threatened or pending indemnifiable claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a full and final release of Indemnitee

Section 22.    Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:

(a)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(b)    If to the Company to:

Zapp Electric Vehicles Group Limited

c/o 5 Technology Park

Colindeep Lane

England, London

NW9 6BX

Attn: Jeremy North

E-mail: jn@zappev.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 23.    Contribution. To the fullest extent permissible under applicable law and the Charter, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 24.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties are governed by, and shall be construed and enforced in accordance with, the laws of the Cayman Islands, without regard to its conflict of laws rules.

Section 25.    Dispute Resolution.

(a)    When a party hereto considers that there is a dispute relating to this Agreement, that party shall give all of the other parties to the dispute written notice of the dispute. The parties agree to make a good faith effort to resolve any dispute that may arise first by negotiations between the parties (and their appointed representatives). The parties (and their appointed representatives) shall meet in person or by video or audio conference at a mutually acceptable time and place within fifteen (15) days after the date of the notice of dispute and shall be entitled to representation by legal counsel at the negotiations. All negotiations shall be confidential. If the dispute has not been resolved within thirty (30) days after the date of the notice of dispute, or if a party or appointed representative of such party fails or refuses to meet within the fifteen (15)-day time period specified above, either party may initiate arbitration proceedings in accordance with Section 25(b). For the avoidance of doubt, a failure to comply with the pre-arbitral dispute resolution mechanism set out in this Section 25(a) shall not be a bar to the jurisdiction of any tribunal formed pursuant to Section 25(b).

(b)    Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (for the purposes of this Section 25(b), a “Dispute”), shall be referred to and finally settled by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Section 25(b). Capitalized terms used in this Section 25(b) which are not otherwise defined in this Agreement have the meaning given to them in the SIAC Rules:

i.    The seat of the arbitration shall be Singapore.

ii.    The tribunal shall consist of three (3) arbitrators. The arbitrators shall be appointed in accordance with the SIAC Rules.

iii.    The language of the arbitration shall be English.

iv.    The submission to arbitration in this Section 25(b) shall not be construed as an intention by the parties hereto to deprive any court or other governmental body or regulatory agency of its jurisdiction to provide interim relief or remedies. The award(s) shall be final and binding on the parties hereto, and judgment upon any award may be entered and enforced in any court having jurisdiction.

Section 26.    Third Party Rights. A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act (as amended) to enforce any term of this Agreement. Notwithstanding any other term of this Agreement, the consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

Section 27.    Identical Counterparts. This Agreement may be executed in one or more counterparts (including by electronic transmission of a counterpart in PDF format), each of which will for all purposes be deemed to be an original but all of which together constitutes one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 28.    Headings. The headings of this Agreement are inserted for convenience only and do not constitute part of this Agreement or affect the construction thereof.

Section 29.    Further Assurances. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and unconditionally delivered as a deed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED

ZAPP ELECTRIC VEHICLES GROUP LIMITED

By:
Name:
Office:

WITNESSED BY:

Name:
Title:
Address:

[Signature page to Indemnification Agreement]

EXECUTED AND DELIVERED AS A DEED

INDEMNITEE

Name:
Address:

WITNESSED BY

Name:
Title:
Address:

[Signature page to Indemnification Agreement]